EXHIBIT 10.3

CONSULTING AGREEMENT

This Consulting Agreement is entered into as of the third day of October 2012, by and between Sibling Group Holdings, a Texas corporation (the "Company"), with offices located at 1355 Peachtree Street, Suite 1159, Atlanta, GA 30309, and Steeltown Consulting Group, LLC, a Pennsylvania Limited Liability Company, (the "Consultant"), with offices at 5000 Treesdale Drive, Gibsonia, PA 15044.

WITNESSETH:

WHEREAS, the Company desires  to retain the services  of the Consultant, and the Consultant desires to provide services to the Company, upon the terms and conditions set forth in this Consulting Agreement (the "Agreement");

NOW, THEREFORE, in consideration of the premise and the respective covenants and agreements of the parties set forth herein, each ofthe parties agrees as follows:

1.

Consulting Services. The Consultant agrees to provide consulting services to the Company during the term of this Agreement to be used with any current client of the company, upon such terms and to the extent that the parties shall from time to time agree.  The nature of services to be provided by the Consultant to the Company may include the following:

(a)

review and advice concerning the technical design of existing and planned products or services;

(b)

business development assistance including terms of possible transactions and suggestions during negotiations;

(c)

sales assistance through the development of business models and sales strategy;

(d)

advice regarding financing, review of proposed term sheets, capitalization planning and, where appropriate, participation in negotiations;

(e)

strategic consulting regarding product planning, market development, marketing and public relations;

(f)

consulting on corporate structure, employee stock option structure, warrant arrangements and intellectual property planning;

(g)

introductions to potential strategic partners and other alliance candidates;

(h)

introductions to prospective customers for the Company's products  or services;

(i)

introductions to sources of financing and capital, and

(j)

participation and attendance at meetings with the Company's Board of Directors, management, customers, strategic partners and financing allies, as requested by the Company.

2.

Term.  The term of this Agreement shall commence as of the date hereof and shall continue through April 3, 2012.

3.

Extent of Services.  The Consultant agrees to provide such services described in Section 1 above either directly or through such persons as may be reasonably agreeable to the Company.  The Company understands that the nature of the services to be provided are part time and that the Consultant will be engaged in other business and consulting activities during the term of this Agreement.

4.

Compensation. The Company shall issue to Steeltown Consulting Group, LLC an amount equal to 500,000 shares of newly issued, restricted common stock.

5.

Expenses.  The  Consultant is responsible for any  incurred  expenses unless coverage of said expenses are agreed to by the Company prior to incurrence.

6.

Confidential Information.

(a)

Confidentiality. Except as required in the performance of its duties to the Company, the Consultant shall treat as confidential and shall not, directly or indirectly, use, disseminate, disclose, publish or otherwise make available any Confidential Information (as such term is herein after defined) or any portion thereof. In furtherance of the foregoing, the Consultant shall be permitted to disclose Confidential Information to those of its employees, managers, members, agents, accountants, attorneys, consultants, potential financing sources and strategic partners who reasonably need to know such Confidential Information in order for the Consultant to reasonably perform its duties hereunder.

(b)

Return of Confidential Information. Upon termination of this Agreement, and upon the written request of the Company, all documents, records, notebooks, computer files, tapes and diskettes and similar repositories containing Confidential Information, including copies thereof, then in the Consultant's possession, whether prepared by it or others, shall be promptly destroyed by the Consultant or returned to the Company.  If at any time after the termination of this Agreement, the Consultant determines that it has any Confidential information in its possession or control, it shall immediately destroy or return the same to the Company, including all copies and portions thereof.

(c)

Definition.   For purposes  of this  Agreement, the term "Confidential Information" means  any  and  all  information  relating  to the  Company's products, customers, pricing or financing and is labeled or marked "confidential" when disclosed or made available to the Consultant and which is or becomes known by Consultant as a direct or indirect consequence of or through its relationship with the Company and not generally  known  in the industry in which the Company is or may become engaged. Confidential information shall not include any information which (i) was known by the Consultant prior  to receipt  of such  information  by  it from  the  Company, (ii)  is independently discovered by the Consultant after the date hereof, (iii) comes or has come within the public domain through no act or failure on the part of the Consultant or (iv) is rightfully obtained by the Consultant after the date hereof from a third party which, to the knowledge of the Consultant, is lawfully in possession of such Confidential Information.

7.

Remedies. The parties acknowledge that the remedies at law for the breach of the agreements and covenants set forth in Section 6 hereof are in adequate and that the Company shall be entitled to preliminary and permanent injunctive relief to the fullest extent available under applicable law enjoining the Consultant from engaging in any conduct constituting a breach of the agreements and covenants contained in Section 6 hereof. Such remedies shall be in addition to, and not in substitution of, any other remedies which the Company may have at law or in equity in the event of a breach or threatened breach of any of the foregoing agreements or covenants by the Consultant.

8.

Status. The Consultant shall at all times be an independent contractor, rather than a co-venturer, agent, employee or representative of the Company.

9.

Notices. Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or sent by certified or registered mail or overnight courier to the respective addresses set forth in the first paragraph of this Agreement or such other address as to which one party may have notified the other in such manner.

10.

Applicable Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Pennsylvania without regard to its conflict of law provisions.

11.

Severability. In the event of the invalidity or unenforceability of any provision of this Agreement under applicable law, the parties agree that such invalidity or unenforceability shall in no way affect the validity or enforceability of any other provisions of this Agreement. The contract may be terminated at any time by either party for any reason with a 30 day written notice of termination.

12.

Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by an authorized officer of the Company or the Consultant, as appropriate.

13.

Binding Effect. This Agreement shall be binding upon the parties and their respective successors and assigns.

14.

Indemnification. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials excluding any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company. Consultant warrants and represents that all oral communications, written documents, or materials furnished to third parties by Consultant, originating with Consultant and to the extent not mirroring material furnished by Company, shall be accurate in all material respects. Consultant will protect, indemnify and hold harmless Company against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from any claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company, or from Consultant's negligence or misconduct.

15.

Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant further acknowledges that it is not a Securities Broker Dealer or a Registered Investment Advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

16.

Entire Agreement. This Agreement contains the entire understanding of the parties with respect to its subject matter hereof, and supercedes all prior discussions, negotiations and understandings between the parties with respect to such subject matter. This Agreement may not be changed orally but only by a written instrument signed by the party against which enforcement of any waiver, change, modification, extension or discharge is sought.

IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of the date first written above.

Sibling Group Holdings, Inc.	Steeltown Consulting Group, LLC
1355 Peachtree Street, Suite 1159	5000 Treesdale Drive
Atlanta, GA 30309	Gibsonia, PA 15044

By: /s/ Gerald F. Sullivan	By: /s/ David M Mehalick
Gerald F. Sullivan	David M Mehalick
President and CEO	Managing Director